Exhibit 99.1
                                                                       Form 8K/A
                                                                  March 15, 2003

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     Patient Infosystems has acquired substantially all of the assets and assumed substantially all of the liabilities of ACS (the "Acquisition") in exchange for 1,100,000 shares of Patient Infosystems common stock, after giving effect to the 1 for 12 reverse stock split. The following unaudited pro forma combined condensed financial statements give effect to the Acquisition to be accounted for by the purchase method of accounting.

     The unaudited pro forma combined condensed balance sheet gives effect to the Acquisition as though it had occurred on January 1, 2002. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2002 give effect to the Acquisition as if it occurred on January 1, 2002. The unaudited pro forma combined statement of operations for the year ended December 31, 2002 combines the audited historical statements of operations of Patient Infosystems and ACS for the year ended December 31, 2002. The unaudited pro forma combined statement of operations for the nine month period ended September 30, 2003 combines the unaudited historical statements of operations of Patient Infosystems and ACS giving effect to the Acquisition as though it had occurred on January 1, 2002.

     The unaudited pro forma combined condensed financial statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings that may result from the Acquisition, except those that are attributable directly to the transaction.

     The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8K/A. The unaudited pro forma information should be read in conjunction with the accompanying notes thereto, Patient Infosystems' historical financial statements and ACS' historical financial statements and related notes included elsewhere.

     In accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations," a portion of the purchase consideration has been attributed to the intangible assets of ACS and will be amortized over the life of those assets, estimated at five years for the purposes of the pro forma presentation. At closing, the actual value of these intangible assets may change significantly based upon the final determination of valuation. Any change in the valuation will be offset by a change in goodwill.

     To more accurately reflect the financial position of Patient Infosystems as of the closing date, the September 30, 2003 balance sheet has been adjusted to give effect to:

o additional borrowing of $200,000 during the three month period ended December 31, 2003;

o the issuance of 15,400 shares of Series D Convertible Preferred Stock, December 2003 conversion of certain debt and accrued interest into shares of Series D Convertible Preferred Stock and the beneficial conversion feature that arises from these shares;

o the remaining debt accretion associated with the April and September 2003 borrowings; and

o the debt discount with the related accretion associated with additional borrowing during the three month period ended December 31, 2003.

     As a result of these adjustments to the historical balance sheet of Patient Infosystems as of September 30, 2003, Patient Infosystem's pro forma debt liability includes $3.675 million associated with the April, September, October and December 2003 borrowings, which more accurately reflects the actual balance expected as of the date of closing. The pro forma statement of operations do not reflect any accretion of debt discount subsequent to September 30, 2003, nor any beneficial conversion feature arising from such borrowing.

     The pro forma presentation contemplates a purchase consideration of 1,100,000 shares of Patient Infosystems common stock with an assumed value of $1,848,000. In addition, the pro forma presentation:

o gives effect to a private placement of $3.675 million of Series D Preferred Stock which was a condition of the Asset Purchase Agreement;

o anticipates a beneficial conversion feature upon conversion of the Series D Preferred Stock based upon the assumed market price of Patient Infosystems common stock since it is assumed that the conversion price is less than the market price;

o uses the average market price of Patient Infosystems common stock two days before and one day after the measurement date to assign value to the purchase consideration. The measurement date for this transaction in accordance with EITF 99-12 is April 14, 2003, which is the date the parties agreed to the terms of the transaction and announced the terms to the public;

o    accounts for the broker fee as incremental purchase consideration;

o reflects in the pro forma balance sheet the conversion of debt completed following the approval of an amendment to the Certificate of Incorporation of Patient Infosystems, Inc. which was approved by the shareholders at a Special Meeting held on December 31, 2003; and

o eliminates the existing ACS stockholders equity from the pro forma combined balance sheet since the ACS entity is not being merged into Patient Infosystems, only its assets and liabilities acquired. Consequently the existing ACS stockholders equity will remain with the ACS entity.


                     SUMMARY PRO FORMA FINANCIAL STATEMENTS

                   Pro Forma Combined Condensed Balance Sheet
                            As of September 30, 2003

                                                   Patient Infosystems, Inc            ACS      Adjustments       Pro Forma
                                             --------------------------------------
ASSETS                                        September   Adjustments   As adjusted
                                              30, 2003
CURRENT ASSETS:
 Cash and cash equivalents                     $ 747,405   $200,000  o   $ 947,405    $ 1,796                      $ 949,201
 Accounts receivable
  (net of doubtful accounts allowance of         156,776                   156,776    378,959                        535,735
   $55,000 and $37,217)
 Prepaid expenses and other current assets       186,499                   186,499     21,680     (69,085) g         139,094
 Notes recievable                              3,100,000                                    -  (3,100,000) g               -
                                                                         3,100,000
                                             ------------               ----------- ----------                ---------------
        Total current assets                   4,190,680                 4,390,680    402,435                      1,624,030

PROPERTY AND EQUIPMENT, net                      184,618                   184,618    170,444                        355,062

Debt issuance costs
Intangible assets (net of accumulated
 amortization of $550,937)                        71,786                    71,786          -                         71,786
ACS Intangible                                         -                         -          -     462,000  f
                                                                                                (155,700)  l         306,300
Goodwill                                               -                         -          -   6,132,836  f
                                                                                                  204,617  e       6,337,453
                                             ------------               ----------- ----------                ---------------
TOTAL ASSETS                                  $4,447,084                $4,647,084   $572,879                    $ 8,694,631


                   Pro Forma Combined Condensed Balance Sheet
                            As of September 30, 2003


                                                     Patient Infosystems, Inc             ACS      Adjustments       Pro Forma
                                               --------------------------------------
LIABILITIES                                     September   Adjustments   As adjusted
                                                30, 2003
  Accounts payable                             $2,658,007     (690,108)   $1,967,899   $1,325,668    (438,099)  d     2,855,468
  Due to service providers                                                                475,102                       475,102
  Borrowing from directors                      6,330,648       246,852 m
                                                                 75,000 o
                                                            (2,170,000) b  4,482,500            -  (4,482,500)  d             -
  Borrowing from shareholders                   1,815,447       309,553 m
                                                                125,000 o
                                                            (2,250,000) b          -            -                             -
  Line of credit                                3,000,000                  3,000,000            -                     3,000,000
  Current maturities of long term debt                  -                          -    3,472,193     (69,085)  g
                                                                                                   (3,100,000)  g       303,108
  Deferred revenue                                146,760                    146,760            -                       146,760
                                              ------------                ----------- ------------                 -------------
        Total current liabilities              13,950,862                  9,597,159    5,272,963                     6,780,438

LONG TERM DEBT                                          -                          -    2,465,816  (2,419,064)  n        46,752

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock - $.01 par value:  shares
authorized: 5,000,000
    Series C, issued and outstanding: 100,000       1,000                      1,000            -                         1,000
    Series D, issued and outstanding: 286,182       2,862         5,110 b
                                                                    154 c      8,126            -            -            8,126
  Common stock - $.01 par value: authorized:
                        20,000,000
       10,956,024 as of December 31, 2002,
       10,956,454 as of September 30, 2003        109,564                    109,564    4,500,100   (4,500,100)  f
                                                                                                      (100,434)  a
                                                                                                         11,000  f
                                                                                                         29,289  d
                                                                                                            183  e       49,602
  Additional paid-in capital                   28,022,144     5,104,998 b
                                                                237,378 c
                                                              5,110,100 h 38,474,628            -       100,434  a
                                                                                                      1,837,000  f
                                                                                                      4,891,310  d
                                                                                                         30,617  e   45,333,989
  Accumulated deficit                        (37,639,348)    (556,405) m
                                                             (237,532) c
                                                           (5,110,100) h  (43,543,393) (11,666,000)     173,817  e
                                                                                                      (155,700)  l
                                                                                                     11,666,000  f  (43,525,276)
                                             ------------                 ------------ -------------                ------------
    Total stockholders' equity (deficit)      (9,503,778)                  (4,950,075)  (7,165,900)                   1,867,441

TOTAL LIABILITIES AND STOCKHOLDERS'          ------------                 ------------ -------------                ------------
        EQUITY (DEFICIT)                      $4,447,084                  $ 4,647,084     $ 572,879                 $  8,694,631

              Pro Forma Combined Condensed Statement of Operations
                               For the Year Ended
                                December 31, 2002

                                                Patient
                                              Infosystems        ACS        Adjustments         Pro Forma

REVENUES                                       $2,355,677     $9,641,140                       $11,996,817
                                           ------------------------------                  ----------------
COSTS AND EXPENSES:
  Cost of revenue                               1,914,464     11,175,947        92,400  l       13,182,811
  Selling, general and administrative           2,029,036      2,619,029                         4,648,065
  Research and development                        105,614              -                           105,614
                                           ------------------------------                  ----------------
  Total costs and expenses                      4,049,114     13,794,976                        17,936,490
                                           ------------------------------                  ----------------
OPERATING LOSS                                (1,693,437)    (4,153,836)                       (5,939,673)

Other expense                                   (530,924)      (366,274)       426,793  k
                                                                               303,698  n        (166,707)
Provision for taxes                                     -              -                                 -
                                           ------------------------------                  ----------------
NET LOSS                                    $ (2,224,361)   $(4,520,110)                     $ (6,106,380)

  CONVERTIBLE PREFERRED STOCK DIVIDENDS          (90,000)              -   (5,228,874)  j      (5,318,874)
                                           ------------------------------                  ----------------
NET LOSS ATTRIBUTABLE TO
 COMMON STOCKHOLDERS                        $ (2,314,361)   $(4,520,110)                    $ (11,425,254)
                                           ==============================                  ================
NET LOSS PER SHARE - BASIC
   AND DILUTED                                   $ (0.21)      $(212.17)                          $ (2.30)
                                           ------------------------------                  ----------------
WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                          10,956,024         21,304                i        4,960,235
                                           ------------------------------                  ----------------

              Pro Forma Combined Condensed Statement of Operations
                         For the Nine Month Period Ended
                               September 30, 2003

                                             Patient
                                           Infosystems        ACS        Adjustments         Pro Forma

REVENUES                                    $3,957,408     $6,963,475                      $ 10,920,883
                                         -----------------------------                  ----------------
COSTS AND EXPENSES:
  Cost of revenue                            3,054,233      7,870,795        63,300  l       10,994,328
  Selling, general and administrative        1,589,503      1,828,539                         3,418,042
  Research and development                     100,288              -                           100,288
                                         -----------------------------                  ----------------
  Total costs and expenses                   4,744,024      9,699,334                        14,512,658
                                         -----------------------------                  ----------------
OPERATING LOSS                               (786,616)    (2,735,859)                       (3,591,775)

Other expense                              (1,915,426)      (218,873)       322,927  k
                                                                            116,154  n      (1,695,218)
                                         -----------------------------                  ----------------
Provision for taxes                                  -              -                                 -
                                         -----------------------------                  ----------------
NET LOSS                                  $(2,702,042)   $(2,954,732)                     $ (5,286,993)

  CONVERTIBLE PREFERRED STOCK DIVIDENDS    (2,180,241)              -                       (2,180,241)
                                         -----------------------------                  ----------------
NET LOSS ATTRIBUTABLE TO
 COMMON STOCKHOLDERS                      $(4,882,283)   $(2,954,732)                     $ (7,467,234)
                                         =============================                  ================
NET LOSS PER SHARE - BASIC
   AND DILUTED                                $ (0.45)     $ (103.67)                          $ (1.51)
                                         -----------------------------                  ----------------
WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                       10,956,185         28,500                i        4,960,235
                                         -----------------------------                  ----------------

                                  Notes to the
                Pro Forma Combined Condensed Financial Statements
                    For the Year Ended December 31, 2002 and
          As of and For the Nine Month Period Ended September 30, 2003

NOTES

a 1 for 12 reverse split of Patient Infosystems Common Stock, par value $0.01 per share. 10,956,424 shares having a total par value of $109,564, converts to 913,035 shares having a total par value of $9,130. A reduction of 100,434 shares of common stock and a corresponding increase in additional paid-in capital gives effect to the reverse split.

b Issuance of 511,010 shares of Series D Preferred Stock, immediately after the closing, priced at $10.00 per share in exchange for $4,420,000 of debt and $690,108 of accrued interest payable. Each share of Series D Preferred Stock is convertible into 10 shares of Patient Infosystems Common Stock.

c In accordance with APB No. 14, the 15,400 shares issued and outstanding on December 31, 2003 were assigned a value totaling $118,766, resulting in a debt discount in the same amount. In addition, a beneficial conversion feature totaling $118,766 arose from this transaction.

     For pro forma presentation purposes, it is assumed that the entire debt discount of $118,766 will be accreted before the date of closing.

d Conversion of $ 4,482,500 of debt securities and $438,099 of accrued interest, using an agreed upon valuation of $0.14 per share. The number of shares of Patient Infosystems Common Stock gives effect to the 1 for 12 reverse split.

e    Expenses attributable to the transaction totaling $204,617, which includes:
     $136,777  of  legal  fees,   $37,040  of  accounting   fees  and  a  broker
     compensation equal to $30,800. Broker compensation consisted of 220,000 shares of Patient Infosystems Common Stock. Each share of Patient Infosystems Common Stock is valued at $0.14 per share resulting in a cost of $30,800. The number of shares recorded gives effect to the 1 for 12 reverse stock split, resulting in 18,333 shares of Patient Infosystems Common Stock.

f The shareholders equity of ACS is eliminated by the acquisition of the assets and assumption of the liabilities of ACS.

     The purchase consideration of 1,100,000 shares of Patient Infosystems Common Stock, par value $0.01 per share, has an assumed value of $1,848,000, using $1.68 per share based upon the pre-split estimated market value of $0.14 per share based upon the average market price of Patient Infosystems common stock two days before and one day after the measurement date. The measurement date for this transaction in accordance with EITF 99-12 is April 14, 2003, which is the date the terms of the proposed transaction were agreed upon and announced to the public.

     The value placed upon the intangible assets is an estimate for pro forma purposes. A valuation of the assets will be completed as of the closing date of the Acquisition. The Company believes that it has identified all of the intangible assets to be acquired and, based upon the historical performance of ACS, does not expect the allocated value of these assets to comprise more than 25% of the purchase consideration. The intangible assets include (i) provider relationships, (ii) certain non-competition agreements and (iii) other identifiable intangible assets such as Internet domain names. For purposes of pro forma presentation, it is estimated that approximately 25% of the purchase price, or $462,000, will be assigned to ACS intangible assets. The contractual legal obligations surrounding these assets are short term in nature and therefore a five year amortization period has been assumed. Goodwill is the difference between the fair value of the purchase consideration and the fair value of the net assets acquired.

                                                Debit                Credit
     Purchase consideration, Common Stock                             11,000
     Purchase consideration, APIC                                  1,837,000
     Intangible assets acquired                462,000
     Assets acquired                           572,879
     Liabilities assumed                                           5,319,715
     Goodwill                                6,132,836             _________
                                             ---------

     Total                                   7,167,715             7,167,715

g Elimination of the $3,100,000 notes and 69,085 interest payable by ACS and receivable by Patient Infosystems as of September 30, 2003.

h The pro forma valuation of the Patient Infosystems Common Stock based on trading on December 31, 2003 was $0.20 per share. Giving effect to the 1 for 12 reverse stock split, the post split shares will have a market value of $2.40 per share. The Series D Preferred Stock has a purchase price of $10 per share and each share Series D Preferred Stock will be convertible into 10 shares of Patient Infosystems Common Stock, having a value of $24.00. The difference of $14.00 per share resulted in a beneficial conversion feature of the Series D Preferred Stock. In accordance with EITF 98-5, the 511,010 shares of Series D Preferred Stock would have a $5,110,100 beneficial conversion feature, which is recorded as though it were a dividend by crediting Additional Paid In Capital and debiting Retained earnings.

i 4,960,235 shares of Patient Infosystems Common Stock will be outstanding on a pro forma basis. Refer to Common Stock in the Pro Forma Balance Sheet for the Year Ended December 31, 2002. The computation of the fully diluted loss per share does not include outstanding convertible preferred stock, options and warrants because the effect would be antidilutive due to the net loss reported.

j Includes $5,110,100 beneficial conversion feature for 511,010 shares of Series D Preferred Stock (see note h) and $118,766 beneficial conversion feature for 15,400 shares of Series D Preferred Stock (see note c).

k    Interest on $4,482,500 of debt at 9.5% that will be converted  into Patient
     Infosystems   Common  Stock  and  will  no  longer  have  interest  expense associated with it.

l Pro forma amortization of identifiable intangible assets that results from the acquisition based upon an estimated life of the ACS intangible assets of five years.

m The remaining $556,405 of amortized debt discount associated with the April 2003 borrowing will be fully accreted prior to the closing date.

n Pursuant to Amendment No. 2 to the Amended and Restated Agreement for Purchase and Sale of Assets, $2,419,064 consisting of notes payable to certain investors of ACS and all interest due on such notes, are liabilities that will not be acquired. Accordingly, $2,419,064 has been eliminated from the long-term debt. Additionally, $303,698 and $116,154 interest realized from this debt for the year ended December 31, 2002 and the six month period ended September 30, 2003, respectively.

o During the three month period ended December 31, 2003, Patient Infosystems received $200,000 of additional debt, all of which was converted into Series D Preferred Stock on December 31, 2003. $75,000 of this new debt came from a director of the company, $125,000 from other shareholders.